Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements listed below of SBC Communications Inc. (SBC):

(1)	Registration Statement (Form S-8 No. 333-111026) pertaining to the SBC Savings Plan and other certain plans,

(2)	Registration Statement (Form S-8 Nos. 33-54291 and 333-34062) pertaining to the Stock Savings Plan,

(3)	Registration Statement (Form S-8 No. 33-49855) pertaining to the 1992 Stock Option Plan,

(4)	Registration Statement (Form S-8 Nos. 333-49343 and 333-95887) pertaining to the 1995 Management Stock Option Plan,

(5)	Registration Statement (Form S-8 Nos. 333-30669 (1996 Plan only) and 333-54398) pertaining to the 1996 Stock and Incentive Plan and the 2001 Incentive Plan,

(6)	Registration Statement (Form S-8 No. 333-58332) pertaining to the 2001 Stock Option Grant to Bargained-for and Certain Other Employees,

(7)	Registration Statement (Form S-8 No. 333-120894) pertaining to the SBC Stock Purchase and Deferral Plan and Cash Deferral Plan,

(8)	Registration Statement (Form S-8 No. 333-99359) pertaining to the SBC PAYSOP, Pacific Telesis Group Employee Stock Ownership Plan, and Tax Reduction Act Stock Ownership Plan, and

(9)	Registration Statement (Form S-3 Nos. 333-105774 and 333-118476) of SBC and the related Prospectuses;

of our report dated March 4, 2005, with respect to the consolidated financial statements of Cingular Wireless LLC, included in the Annual Report (Form 10-K) of SBC Communications Inc. for the year ended December 31, 2004.

By:	/s/ Ernst & Young LLP

Ernst & Young LLP

Atlanta, Georgia
April 28, 2005